February 7, 2003

                        WADE FUND, INC.
                           Suite 2224
                       5100 Poplar Avenue
                    Memphis, Tennessee 38137
               Telephone:  Area Code 901/682-4613


                        PROXY STATEMENT

     This proxy statement has been prepared and is furnished in connection with the solicitation by the management of Wade Fund, Inc., (hereinafter called the Fund), of proxies to be used at the Annual Meeting of Stockholders to be held at 11:00 a.m. on February 28, 2003, in Suite 2224, 5100 Poplar Avenue, Memphis, Tennessee, and at any adjournment thereof. Any proxy given pursuant to such solicitation may be revoked by the stockholder giving it at any time prior to the exercise of the powers conferred by means of a written notice of such revocation delivered to any officer of the Fund, a later dated proxy or by attendance at the meeting. This proxy statement and proxy is being mailed to stockholders on February 7, 2003.

                       VOTING SECURITIES

     The Fund has one class of stock, Common Stock, of which 20,104 shares are outstanding at the date of this solicitation. All stockholders of record at the close of business on February 7, 2003, shall be entitled to cast one vote upon each matter of business for each share held. On such date the persons owning five percent (5%) or more of the Fund's outstanding stock were the following:

                                               Amount of
                                               Beneficial        Percent of
Name                 Address                    Ownership          Class

Jeannene Cathey       46 S. Perkins               1552                7.70%
                      Memphis, TN 38117

Axson Morgan          505 Mountain View           5294               26.30%
                      Boulder, CO 80302

Charles Grant Wade    285 Shadow Grove            1476                7.30%
                      Memphis, TN 38018

Katherine Wade Trust  22 N. Front Street          1321                6.57%
                      Memphis, TN 38103

Maury Wade, Jr.       5488 Pecan Grove Lane       2584               12.85%
                      Memphis, TN 38120



                     ELECTION OF DIRECTORS

     The following table sets forth the names of four nominees for election as directors. Unless specified otherwise, all proxies received pursuant to this solicitation shall be voted for each of said nominees. All of said nominees have consented to serve. The directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors shall be duly elected and qualified.

     The Wade Fund, Inc. holds one meeting of directors annually. All directors were present at the 2002 meeting except for Mr. L. P. Brown.

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
                                       Term of                              Shares Owned Bene-    Dollar Range
                                      Office &           Occupation        ficially, Directly,   Of Equity      Other
Name &                                      Length of          During Past      or Indirectly, on     Securities      Director-
Address                Age     Position     Time Served        5 Years          February 7, 2003      In The Fund     ships
---------------     ---    -------     ----------      -----------     ---------------    ----------    ----

L. P. Brown, III       92      Director     1yr/Since 1961     Owner, L.P.             600          $10,001-$50,000    None
P.O. Box 11514                                                 Brown
Memphis, TN 38111                                              Enterprises

David DelBrocco        49      Director     1yr/Since1995      DelBrocco and           223          $0-$10,000         None
4735 Spottswood                                                Associates, Certified
Memphis, TN 38117                                              Public Accountants

Charles G. Wade*       62      Secretary/   1yr/Since1986      United States Air       1476         $10,001-$50,000    None
 285 Shadow Grove              Treasurer                       Force, Retired
Memphis, TN 38018

Maury Wade, Jr.*       67      President    1yr/Since 1973     Investment Adviser      2636         $50,001-$100,000   None
5100 Poplar Ave
Memphis, TN 38137

* Denotes an "interested person" of the Fund as defined in the Investment Company Act of 1940.
         Charles G. Wade is the brother of Maury Wade, Jr.   The term of office for the President and
         Secretary /Treasurer is one year.


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    None of the directors or officers of the Fund have ever received any remuneration for services as such because the By-Laws provide that officers and directors shall not be compensated for their services. No remuneration was paid to any director for other services during the fiscal year except as set forth under the heading "Investment Adviser".

INVESTMENT ADVISER

     Wade Fund, Inc., has entered into a management contract with Maury Wade, Jr. doing business as Maury Wade & Company, Suite 2224, 5100 Poplar Avenue, Memphis, Tennessee, 38137. Mr. Wade, Jr. has acted as the Fund's sole investment adviser since July 26, 1973, the date of said contract. The terms of the contract provide that Mr. Wade, Jr. will provide continuous investment supervision with respect to the Fund's portfolio and will recommend investment changes from time to time as they appear desirable in light of the Fund's investment policy. In addition, Mr. Wade, Jr. bears the cost of all sales or rent, executive salaries and executive expenses and the cost of all sales or promotion expenses in connection with the sale of the Fund's stock, whereas the Fund pays all taxes accruing to it, all legal fees and expenses, accounting and auditing fees and the cost of compliance with Federal and State laws relating to the issue and sale of securities. In return for his services, Mr. Wade, Jr. is paid an annual fee equal to three-fourths of one percent (3/4 of 1%) of the net value of the investment assets, payable quarterly at the rate of three-sixteenths of one percent (3/16 of 1%) of the net value of such assets on the last day of each quarter on which the New York Stock Exchange is open. The net value of investment assets is the total value of all assets less the aggregate of net income and net gain realized but undistributed for the year in question and all liabilities. Mr. Wade was paid $6,122.12 for the fiscal year ended December 31, 2000, $5,939.25 for the fiscal year ended December 31, 2001, and $5,407.62 for the fiscal year ended December 31, 2002.

     The contract with Maury Wade, Jr. was initially authorized by action of the Board of Directors constituted as set forth hereinafter on July 26, 1973, and was approved by vote of the majority of the outstanding shares on September 17, 1973. As assignment of the contract will automatically terminate it as of the date of such assignment. In addition, the contract may be terminated by the Board of Directors or by

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Page 3

vote of the stockholders holding a majority of the stock of the Fund providing sixty (60) days written notice is given. In the absence of such termination, and in the absence of thirty (30) days written notice of intention not to renew given the Fund by Mr. Wade prior to its expiration, it continues in effect from year to year provided such continuance is approved at least annually either (a) by the Board of Directors of the Fund, including a majority of the directors who are not parties to such contract or agreement or "interested persons" of any such party, or (b) by a vote of the majority of the outstanding shares of the Fund and a majority of the directors who are not parties to such contract or agreement or "interested persons" of any such party. The contract is presently effective until December 31, 2003, by the vote of the Board of Directors including a majority composed as above.

     Maury Wade & Company is a sole proprietorship owned by Mr. Wade, Jr. and is engaged in business as an investment adviser registered under the Investment Advisers Act of 1940. Maury Wade & Company does not act as investment adviser for any other registered investment company and does not underwrite or distribute any investment securities (other than as indicated under this heading in connection with sales and expenses borne with respect to the shares of Wade Fund, Inc.), Mr. Wade being primarily engaged in business as investment adviser for private and institutional funds.

                      PORTFOLIO BROKERAGE

     During the fiscal years ending December 31, 2000, 2001 and 2002 the Fund's portfolio turnover rate was 0.00%, 3.92% and 0.00% respectively. During the same fiscal years, the Fund paid brokerage fees aggregating $231.09, $143.01 and $109.78 respectively on the purchase and sale of portfolio securities. The selection of brokerage firms with whom to place such transactions is not based upon any formula, method or criteria other than the intention of obtaining reasonable prices and execution and to pay only such commissions as are reasonable in relation to the value of the brokerage services rendered. During the fiscal year ended December 31, 2002, the brokerage firm used was SunTrust Capital Markets. Other than brokerage services, no other services were furnished to the Fund or its adviser by the brokerage firms used. However, any additional services received from any brokerage firm are those available to all of their customers in the normal course of business and these result in no expense to the Fund nor to any reduction in the adviser's expenses. There is no allocation of business on the basis of such services nor on the basis of any sales efforts of the Fund's shares on the part of any broker. No weight is given any additional services rendered in arriving at the value of the brokerage services rendered. It is the Fund's policy to obtain reasonable prices and execution and to pay only such commissions as are reasonable in relation to the value of brokerage services rendered, and it believes it has always done so in the past. Although there is no arrangement, understanding or specific intention to confine the Fund's brokerage business to any particular firm or firms, it is intended that the practice set forth hereinabove will be continued and, so long as it is felt that reasonable prices and execution are being obtained and that the commissions charged the Fund are reasonable in relation to the value of the brokerage services rendered, that most, if not all, of such business will be placed with firms with which the Fund had done business in the past. The selection of brokers used for portfolio transactions is made by the Fund's President who also acts as its investment adviser. Portfolio changes are decided upon by the President subject to the approval of the Board of Directors. Over-the-counter transactions are placed with the primary market maker unless it is believed that a better price or execution is obtainable elsewhere.

                 INDEPENDENT PUBLIC ACCOUNTANT

     During the fiscal year 2002, the firm of Rhea & Ivy acted as independent public accountant for the Fund. Said firm has been selected to act as such during 2003 by the unanimous vote of the Board of Directors, and it is desired that this action be ratified by the stockholders. Therefore, unless specified otherwise, it is the intention of management to vote all proxies in favor of such ratification. Should ratification be denied, the Board of Directors would be required to select another independent public accountant subject to the later approval of the stockholders. The Fund does not have an Audit Committee.

     Representatives of Rhea & Ivy will not be present at the annual meeting.


     Audit Fees: The aggregate fees for rendering audit services for the most recent fiscal year were $2,590.00.


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Page 4

  Financial Information System Design and Implementation Fees: No fees were paid during the most recent fiscal year.

     All Other Fees: No other fees were paid to Rhea & Ivy during the most recent fiscal year.

                       VOTING PROCEDURES

     The vote required for approval for the actions disclosed herein and the election of directors is the majority of outstanding shares of the Wade Fund, Inc. The votes will be counted manually.

                 PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders of Wade Fund, Inc. intended to be presented at the next annual meeting of stockholders (to be held in February, 2004) shall be received at the office of Wade Fund, Inc., not less than ninety (90) days in advance of the date of the mailing of Wade Fund, Inc.'s next proxy statement, which date is estimated to be February 6, 2004. Therefore, any such proposals should be received by Wade Fund, Inc., no later than November 6, 2003. If the date of the next annual meeting is changed by more than thirty (30) calendar days, any such proposals shall be received by Wade Fund, Inc., a reasonable time before the proxy solicitation is made.

                         OTHER MATTERS

     The management does not know of any matter other than those referred to that may come before the meeting. However, if any other matter is properly presented it is intended that all proxies received will be voted in accordance with the judgment of the person or persons voting them.

                    EXPENSE OF SOLICITATION

     The cost of the solicitation of the enclosed proxy will be borne by Maury Wade & Company under the terms of the investment advisory contract referred to hereinabove.


                    By Order of the Board of Directors


                    /s/ Maury Wade, Jr.
                    --------------------
                    MAURY WADE, JR.

                    President